EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 29th day of May 2008, by and between Shanghai Likang Disinfectant Hi-Tech Co., Ltd, ("Seller") and Hong Kong Linkwell International Trading Company, ("Purchaser");

WHEREAS, the Seller owns 100% equity of Shanghai Likang International Trading Co., Ltd, ("Company"), the Seller desires to sell the 100% equity of the Company ("Trading Shares") upon the terms and conditions set forth herein; and

WHEREAS, the Purchaser desires to purchase said "Trading Shares" from the Seller;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the "Trading Shares" aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser such "Trading Shares", and the Purchaser shall purchase from the Seller the "Trading Shares" in consideration of the purchase price set forth in this Agreement.

2. PURCHASE PRICE. The purchase price for the Trading Shares is RMB 2,000,000.00 (Two Million RMB) in the aggregate.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a) Organization and Standing. Shanghai Likang International Trading Co., Ltd is a company duly organized, validly existing and in good standing under the laws of the People's Republic of China and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Trading Shares.

i. The Seller is not a party to any agreement, written or oral, creating rights in respect to the "Trading Shares" in any third person.

ii. Seller is the lawful owner of the Trading Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS.

(a) Entire Agreement. This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the People's Republic of China. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

(d) Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Shanghai Likang Disinfectant High-Tech Co., ltd:
No. 476 Hutai Branch Road
Baoshan District
Shanghai, China 200436

HK Linkwell International Trading Co. ltd:
1200 North Zhongshan Road
Putuo District
Shanghai, China 200000

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Hong Kong Linkwell International Trading Co., Ltd
By:	/s/ Wei Guan
Wei Guan
President

Shanghai Likang Disinfectant High-Tech Co., Ltd
By:	/s/ Xue Lian Bian
Xue Lian Bian
CEO

Shanghai Likang International Trading Co., Ltd
By:	/s/ Kai Zou
Kai Zou
CEO